EXHIBIT B

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendments thereto, relating to the Class A common shares, par value $0.01 per share, of Global Ship Lease, Inc.

Date: June 20, 2025

SHIPPING PARTICIPATIONS INC.
	By:	/s/ Dimitrios Tsiaklagkanos
	Name:	Dimitrios Tsiaklagkanos
	Title:	Director

SHIPPING INVESTMENTS TREASURER INC.
	By:	/s/ Dimitrios Tsiaklagkanos
	Name:	Dimitrios Tsiaklagkanos
	Title:	Director

GEORGIOS GIOUROUKOS
/s/ Georgios Giouroukos